EXHIBIT 10.21
                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of June 30, 1997, by and between GALACTICOMM TECHNOLOGIES, INC. (formerly known as I-View Software, Inc.), a Florida corporation (the "Company"), and YANNICK TESSIER (the "Executive").

                                    RECITALS:

         A. The Company entered into an Employment Agreement with the Executive on November 21, 1996 (the "Original Agreement").

         B. The Company and the Executive wish to amend and restate the Original Agreement as set forth herein.

         NOW THEREFORE, in consideration of the premise, and the respective covenants and agreements of each of the Company and the Executive contained in this Agreement, each of the Company and the Executive agrees as follows:

                                    ARTICLE I

                                   EMPLOYMENT

         The Company employs the Executive and the Executive accepts such employment in accordance with the terms hereof. Subject to the direction of the Board of Directors of the Company, the Executive shall serve as President of the Company. The Executive shall have such responsibilities, perform such duties and exercise such power and authority as are inherent in, or incident to, the office of President. The Executive shall devote such reasonable time to the performance of his duties as an officer and employee of the Company as is necessary.

                                   ARTICLE II

                                     SALARY

         2.1 SALARY. Commencing as of November 21, 1996 and continuing through November 20, 1999, the Company shall pay to the Executive a salary of One Hundred Seventy Five Thousand Dollars ($175,000) per annum (the "Salary") which salary shall be automatically increased 10% per annum on a cumulative basis during the term of this agreement on each anniversary date.

         2.2 PAYMENT OF SALARY. Payments of Salary shall be made to the Executive, in installments, from time to time on the same dates payments of salary are generally made to all senior management employees of the Company.


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                                   ARTICLE III

                             BONUS AND STOCK OPTIONS

         3.1 Within 90 days after each fiscal year, the Compensation Committee (the "Committee") of the Board of Directors shall determine, in its sole and absolute discretion, the amount of the cash bonus, if any, to be paid to Executive for his services to the Company for the preceding fiscal year. In making its determination, the Committee shall consider all factors it deems relevant, including, but not limited to, the financial condition, results of operations and business of the Company and the efforts of the Executive in assisting the Company in achieving its strategic objectives for the preceding fiscal year.

         3.2 The Company shall issue the Executive 720,000 options to purchase the Company's common stock, par value $0.0001 per share, in accordance with the terms of the Stock Option and Agreement attached hereto as Exhibit "A".

                                   ARTICLE IV

                               EMPLOYMENT BENEFITS

         4.1 GENERALLY. The Executive shall be entitled to receive all such benefits and to participate in such benefit and incentive plans, programs and arrangements as are generally provided from time to time by the Company to its senior management employees.

         4.2 AUTOMOBILE ALLOWANCE. The Company shall pay to the Executive a monthly allowance of Six Hundred Dollars ($600) which shall be utilized by the Executive, on a non-accountable basis, to pay for the costs and expenses incurred by him in connection with the ownership or lease, repair, maintenance and operation (including insurance expenses) of a late model automobile.

         4.3 MEDICAL INSURANCE; TERM LIFE INSURANCE. The Company shall provide group medical insurance coverage to the Executive or reimburse the Executive for the cost of such coverage. The Company shall also provide $1,000,000 of term life insurance naming such beneficiary thereof as the Executive may desire.

         4.4 BUSINESS, TRAVEL AND ENTERTAINMENT. Upon submission of appropriate evidence, the Company shall promptly pay or reimburse the Executive for all reasonable business, travel and entertainment expenses incurred by the Executive in connection with the performance of his duties and obligations hereunder.

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                                    ARTICLE V

                       TERM AND TERMINATION OF EMPLOYMENT

         5.1 TERM. The term of this Agreement shall be for a period of three years, commencing as of November 21, 1996 and expiring on November 20, 1999.

         5.2 TERMINATION OF EMPLOYMENT.

                  (a) Notwithstanding the provisions of Section 5.1 above:

                           (i)  the employment of the Executive by the Company
shall automatically terminate upon the death of the Executive;

                           (ii) if the Executive shall suffer a Disability (as
such term is hereinafter defined), then the employment of the Executive by the Company may be terminated by the Company;

                           (iii)  the employment of the Executive by the Company
may be terminated at any time by the Company, either with or without Cause (as such term is hereinafter defined); and

                           (iv)  the employment of the Executive by the Company
may be terminated at any time by the Executive, either with or without Good Reason (as such term is hereinafter defined).

                  (b) If the Company shall desire to terminate the Executive's employment, or if the Executive shall desire to terminate the Executive's employment by the Company, as contemplated by Section 5.2(a) above, then, in any such event, the party causing such termination shall provide a Termination Notice (as such term is hereinafter defined) to the other party.

        5.3 PAYMENTS UPON TERMINATION OF EMPLOYMENT.

                  (a) If the employment of the Executive by the Company shall be terminated due to the Executive's death or Disability, then, in any such event, the Company shall continue to pay to the Executive or his estate, heirs, personal representatives or legal representatives, as the case may be, his Salary (subject to applicable payroll and/or other taxes required by law to be withheld) for a period of six months from and after the date of termination of the Executive's employment by the Company.

                  (b) If the employment of the Executive by the Company shall be terminated for any reason (other than by the Company due to the Executive's death or Disability or with Cause, or by the Executive without Good Reason), then, in any such event, the Company shall continue

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to pay to the Executive his Salary (subject to applicable payroll and/or other taxes required by law to be withheld) for the greater of (A) the entire remaining term of this Agreement or (B) twelve consecutive months from such termination.

                  (c) If the employment of the Executive by the Company shall be terminated by the Company with Cause or by the Executive without Good Reason, then, in any such event, the Company shall continue to pay to the Executive his Salary (subject to applicable payroll and/or other taxes required by law to be withheld) through the Termination Date (as such term is hereinafter defined).

                  (d) If the employment of the Executive by the Company shall be terminated for any reason, or if the term of this Agreement shall expire in accordance with its terms, then, in any such event, the Company shall promptly pay to the Executive all accrued but unpaid benefits to which he shall be entitled on the date of termination of the Executive's employment by the Company.

         5.4 CERTAIN DEFINITIONS. The following terms shall have the following respective meanings when utilized in this Article V:

                  (a) "Cause" shall mean any action by the Executive or any inaction by the Executive which constitutes:

                           (i)  fraud, embezzlement, misappropriation,
dishonesty or breach of trust;

                           (ii)  a felony;

                           (iii) a material breach or violation of any or all
of the covenants, agreements and obligations of the Executive set forth in this Agreement, other than as the result of the Executive's death or Disability;

                           (iv) a willful or knowing failure or refusal by the
Executive to perform any or all of his material duties and responsibilities as an officer of the Company, other than as the result of the Executive's death or
Disability: or

                           (v)  gross negligence by the Executive in the
performance of any or all of his material duties and responsibilities as an officer of the Company, other than as a result of the Executive's death or Disability;

provided, however, that if the basis for any termination of the Executive's employment by the Company as set forth in the Termination Notice delivered by the Company to the Executive is any or all of the definitions of Cause set forth in Sections 5.4(a)(iii), 5.4(a)(iv) or 5.4(a)(v) of this Agreement, then, in such event, the Executive shall have thirty (30) days from and after the date of his receipt of such Termination Notice to present a reasonable plan to cure such action or inaction specified in the Termination Notice, which plan may require more than thirty (30)

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days to cure the specified action or inaction, but such plan must be reasonably satisfactory to the Company and the Executive must proceed diligently to effectuate such plan.

                  (b) "Disability" shall mean any mental or physical illness, condition, disability, or incapacity which prevents the Executive from reasonably discharging his duties and responsibilities as an officer of the Company. If any disagreement or dispute shall arise between the Company and the Executive as to whether the Executive suffers from any Disability, then, in such event, the Executive shall submit to the physical or mental examination of a physician licensed under the laws of the State of Florida, who is mutually agreeable to the Company and the Executive, and such physician shall determine whether the Executive suffers from any Disability. In the absence of fraud or bad faith, the determination of such physician shall be final and binding upon the Company and the Executive. The entire cost of such examination shall be paid for solely by the Company.

                  (c)      "Good Reason" shall mean:

                           (i) the assignment by the Board of Directors or the
Executive Committee of the Board of Directors to the Executive, without his express written consent, of duties and responsibilities which results in the Executive having significantly less duties and responsibilities or exercising significantly less power and authority than he had, or duties and responsibilities or power and authority not materially comparable to that of the level and nature which he had, immediately prior to such assignment; provided, however, that neither Executive nor Peter Berg shall have, directly or indirectly, initiated or participated in said action by the Board of Directors or Executive Committee;

                           (ii) the removal of the Executive from, or a failure
to reappoint the Executive to, his then current position or positions with the Company or its subsidiaries or affiliates, except (A) with the Executive's express written consent (B) in connection with any termination of the Executive's employment by the Company as the result of the Executive's death or Disability or with Cause or (C) upon nonrenewal of Executive's employment after expiration of the initial employment term under this Agreement;

                           (iii)  the reduction of the Executive's Salary or the
reduction of any or all of the Executive's benefits set forth in Article IV above (unless such reduction shall have been in respect of reductions in group benefits applicable to substantially all employees of the Company);

                           (iv) the Company's failure to perform on a timely
basis its obligations under this Agreement upon 30 days' prior notice from Executive together with an opportunity to cure said nonperformance during such period;

                           (v) the Board of Director's requiring the Executive,
without his express written consent, to change his place of permanent residency to a place outside of Broward, Palm

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Beach or Dade County, Florida; provided, however, that neither Executive nor
Peter Berg shall have, directly or indirectly, initiated or participated in said action by the Board of Directors or Executive Committee; or

                           (vi) the Company's moving its executive offices to a
place outside of Broward, Dade or Palm Beach County, Florida without the Executive's express written consent; provided, however, that neither Executive nor Peter Berg shall have, directly or indirectly, initiated or participated in said action by the Board of Directors; or

                  (d) "Termination Date" shall mean a specific date not less than forty-five (45) nor more than ninety (90) days from and after the date of any Termination Notice upon which the Executive's employment by the Company shall be terminated in accordance with the provisions of this Agreement.

                  (e) "Termination Notice" shall mean a written notice which sets forth (i) the specific provision of this Agreement relied upon to terminate the Executive's employment, (ii) in reasonable detail the facts and circumstances claimed to provide the basis for the termination of the Executive's employment, and (iii) a Termination Date.

         5.5 SURVIVAL. All of the provisions of this Agreement, other than those contained in Articles I, III, and IV hereof, shall survive the termination for any reason of the Executive's employment by the Company or the expiration of the term of this Agreement. The provisions of Article II of this Agreement shall survive the termination for any reason of the Executive's employment by the Company or the expiration of the term of this Agreement only to the extent set forth in this Article V.

                                   ARTICLE VI

                      Certain Restrictions on the Executive

         6.1 CERTAIN RESTRICTIONS. The Executive covenants and agrees with the Company as follows:

                  (a) He shall not at any time, directly or indirectly, for himself or any other person, firm, corporation, partnership, association or other entity (collectively, a "Person") which competes in any manner with the Company or any of its subsidiaries or affiliates in any county or parish of any state of the United States of America or its territories and possessions in which the Company as of the date that the Executive's employment by the Company is terminated for any reason or the term of this Agreement expires in accordance with its terms, as the case may be, conducts its business directly or indirectly through any of its subsidiaries or affiliates (collectively, the "Territory"), employ, attempt to employ or enter into any contractual arrangement for employment with, any employee or former employee of the Company or any of its subsidiaries or affiliates, unless such former employee shall not have been employed by the Company or any of its subsidiaries or affiliates for a period of at least one year.

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                  (b) He shall not, during the term of his employment by the
Company and for a period of one year and after the date that his employment by the Company is terminated for any reason or the term of this Agreement expires in accordance with its terms, as the case may be, directly or indirectly, (i) acquire or own in any manner any interest in, or loan any amount to, any Person which competes in any manner with the Company or any of its subsidiaries or affiliates in the Territory, (ii) be employed by or serve as an employee, agent, officer, or director of, or as a consultant to, any Person, other than the Company and its subsidiaries and affiliates, which competes in any manner with the Company or its subsidiaries or affiliates in the Territory, or (iii) compete in any manner with the Company or its subsidiaries or affiliates in the Territory. The foregoing provisions of this Section 6.1 (b) shall not prevent the Executive from acquiring and owning not more than five percent (5%) of the equity securities of any Person whose securities are listed for trading on a national securities exchange or are regularly traded in the over-the-counter securities market.

          (c) In the course of the Executive's employment by the Company, the Executive will have access to confidential or proprietary information of the Company and its subsidiaries and affiliates. The Executive shall not at any time use any such confidential or proprietary information other than for the benefit of the Company and its subsidiaries and affiliates. The term "confidential or proprietary information" shall mean information not generally available to the public, including without limitation personnel information, financial information, customer lists, supplier lists, ownership information, marketing plans and analyses, trade secrets, know-how, computer software, management agreements and procedures and techniques of operating and managing the business of the Company and its subsidiaries and affiliates. The Executive acknowledges and agrees that all confidential or proprietary information is and shall remain the property of the Company and its subsidiaries and affiliates, and agrees to maintain all such confidential or proprietary information in confidence.

         (d) DEVELOPMENTS. All inventions patentable, copyrightable or otherwise, trade secrets, discoveries, improvements, ideas and writings (hereinafter collectively termed "developments"), which Executive, alone or jointly with others, has conceived, made, enhanced, modified, developed, or acquired, or may conceive, make, enhance, modify, develop, or acquire during the period of his employment hereunder or during an additional period of one (1) year after the termination of such employment and which relate to the Company's business of developing and marketing computer hardware and software, and all developments which relate to the work upon which Executive shall have been engaged while in the Company's employment, which Executive has conceived, made, enhanced, modified, developed, or acquired, or may conceive, make, enhance, modify, develop, or acquire during the period of his employment or during a period of one (1) year after the termination of such employment, to the extent that such developments are possessed by Executive at any time, shall be the sole property of the Company. The term "development" shall include developments conceived, devised, made, developed or perfected during off-duty hours and away from the Company's premises as well as to those conceived, devised, made, developed, or perfected in the regular course of employment.

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         (e) DISCLOSURE AND COOPERATION. Executive shall promptly and fully disclose in writing all such developments described in subparagraph (d) hereof to the Company's Chief Executive Officer. Executive shall, at any time upon the Company's request, whether or not then in the Company's employ, execute, acknowledge and deliver to the Company all instruments which the Company shall prepare, give evidence, and do all other things which are necessary or desirable, to enable the Company to file and prosecute applications for, and to acquire, maintain and enforce all patents, trademarks, copyrights, and any other intellectual property rights in all countries, covering such developments. The Company agrees to pay to Executive reasonable expenses incurred by Executive under this subparagraph (e).

         6.2 REMEDIES. It is recognized and acknowledged by each of the Company and the Executive that a breach or violation by the Executive of any or all of his covenants and agreements contained in Section 6.1 of this Agreement will cause irreparable harm and damage to the Company and its subsidiaries and affiliates in a monetary amount which would be virtually impossible to ascertain and, therefore, will deprive the Company of an adequate remedy at law. Accordingly, if the Executive shall breach or violate any or all of his covenants and agreements set forth in Section 6.1 hereof, then the Company and its subsidiaries and affiliates shall have resort to all equitable remedies, including without limitation the remedies of specific performance and injunction, both permanent and temporary, as well as all other remedies which may be available at law.

         6.3 INTENT. It is the intent of the parties that the restrictions set forth in Section 6.1 hereof shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement of such restrictions may be sought. If any provision contained in Section 6.1 hereof shall be adjudicated by a court of competent jurisdiction to be invalid or unenforceable because of its duration or geographic scope, then such provision shall be reduced by such court in duration or geographic scope or both to such extent as to make it valid and enforceable in the jurisdiction where such court is located, and in ail other respects shall remain in full force and effect.

                                   ARTICLE VII

                                 INDEMNIFICATION

         The Company shall indemnify auld hold harmless the Executive from and against the full amount of any and all claims, demands, suits, actions, judgements, losses, liabilities, costs, interest and expenses, including without limitation fees and disbursements of trial and appellate counsel, asserted or brought against the Executive by any Person with respect to any action taken or omitted to be taken by the Executive in the course of his employment by the Company or otherwise related to or arising out of his employment by the Company or acting as a director, officer, employee or agent of the Company or any of its subsidiaries or affiliates. This right to indemnification shall be in effect to the fullest extent available pursuant to law, and shall be in addition to any other right to indemnification the Executive may possess pursuant to law and the Articles of Incorporation and Bylaws of the Company or any of its subsidiaries or affiliates.

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                                  ARTICLE VIII

                                 ATTORNEYS' FEES

         In the event that any litigation shall arise between the Company and the Executive based, in whole or in part, upon this Agreement or any or all of the provisions contained herein, then, in any such event, the prevailing party in any such litigation shall be entitled to recover from the non-prevailing party, and shall be awarded by a court of competent jurisdiction, any and all reasonable fees and disbursements of trial and appellate counsel paid, incurred or suffered by such prevailing party as the result of, arising from, or in connection with, any such litigation.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         9.1 GOVERNING LAW. This Agreement shall be governed by, and shall be construed and interpreted in accordance, with the laws of the State of Florida.

         9.2 NOTICES. Any and all notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, or when delivered by United States mail, by registered or certified mail, postage prepaid, return receipt requested, to the respective parties at the following respective addresses:

If to the Company:                                Galacticomm Technologies, Inc.
                                                  4101 S.W. 47 Avenue
                                                  Suite 101
                                                  Ft. Lauderdale, Florida 33314

If to the Executive:                              Yannick Tessier
                                                  10931 N.W. 3rd Street
                                                  Plantation, Florida 33324

or to such other address as either party may from time to time give written notice of to the other in accordance with the provisions of this Section 9.2.

         9.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and the Executive with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between the Company and the Executive with respect to such subject matter.

         9.4 AMENDMENTS. This Agreement may not be amended or modified in any manner, except by a written instrument executed by each of the Company and the Executive.

         9.5 BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of, and shall be binding upon, each of the Company and the Executive and their respective heirs, personal representatives, executors, legal representatives, successors and assigns.

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         9.6 SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law. Except as otherwise provided in Section 6.3 above, if any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid by any court of competent jurisdiction, then, in any such event, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

         9.7 NO WAIVERS. The waiver by either party of a breach or violation of any provision of this Agreement by the other party shall not operate nor be construed as a waiver of any subsequent breach or violation. The waiver by either party to exercise any right or remedy it or he may possess shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

         9.8 JURISDICTION AND VENUE; SERVICE OF PROCESS. Any claim or dispute arising out of, connected with, or in any way related to this Agreement which results in litigation shall be instituted by the complaining party and adjudicated either in the federal or state courts located in Broward County, Florida and each of the parties to this Agreement consent to the personal jurisdiction of and venue in such courts. In no event shall either party to this Agreement contest the jurisdiction or venue of such courts with respect to any such litigation. Each of the Company and the Executive agrees that service of any process, summons, notice or document, by United States registered or certified mail, to its or his address set forth in or as provided in Section 9.2 above shall be effective service of such process, summons, notice or document for any action, suit or proceeding brought against it or him by the other party in the federal or state courts located in Broward County, Florida.

         9.9 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

         9.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement as of the date first written above.

                                              GALACTICOMM TECHNOLOGIES, INC.

/S/ YANNICK TESSIER                           By:/S/ PETER BERG
------------------------------                   ---------------------------
Yannick Tessier                               Name: /S/ PETER BERG
                                                    ------------------------
                                              Title: /S/ CHIEF EXECUTIVE OFFICER
                                                     ---------------------------


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                                  EXHIBIT "A"

THIS STOCK OPTION AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF CAN BE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS. THIS STOCK OPTION AND THE SHARES MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED IN 1111; ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNLESS, IN THE OPINION OF COUNSEL TO THE COMPANY, SUCH REGISTRATION IS NOT THEN REQUIRED.

                         GALACTICOMM TECHNOLOGIES, INC.
                           STOCK OPTION AND AGREEMENT

         THIS STOCK OPTION ("option[s]") for a total of 720,000 shares of common stock, par value $.0001 per share (the "Common Stock"), of Galacticomm Technologies, Inc., a Florida corporation (the "Company"), has been granted to Yannick Tessier ("Optionee"), one of the Company's key personnel, at the price and subject to the terms and conditions contained herein.

         1. Exercise Price. The exercise price (the "Exercise Price") of all options granted hereunder is $0.92 for each share of Common Stock.

         2. Term and Vesting. Subject to the terms and conditions contained herein, this option shall be exercisable in any order for an amount of shares not to exceed 720,000 shares of Common Stock, provided that the rights of Optionee hereunder to exercise the options shall vest in accordance with the following schedule:

         (a) At any time on or after November 21, 1997, Optionee may exercise this option to the extent of one-third of the options granted hereby;

         (b) At any time on or after November 21, 1998, Optionee may exercise this option to the extent of an additional one-third of the options granted hereby; and

         (c) At any time after November 21, 1999, Optionee may exercise this option to the extent of the balance of the options granted hereby.

         3. Exercise of Option. This option shall be exercisable as follows:

         (a) Time and Manner of Exercise of Option.

         (i) No portion of the option may be exercised more than five years from the respective vesting dates set forth in Sections 2(a), (b) and (c) hereof.

         (ii) If Optionee's employment with the Company is terminated with "cause" pursuant to the terms of Optionee's Employment Agreement, dated as of November 21, 1996 (as amended), between Optionee and the Company (the "Employment Agreement"), the Optionee shall forfeit the right to exercise all non-vested options granted hereunder and payment


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for the exercise of all options which were vested on the date of such termination of employment shall be made to the Company in accordance with
Section 3(b) hereof within the earlier of ten (10) days of such termination of employment or the date by which the vested options expire by the terms hereof.

         (iii) If the Optionee dies, the options granted hereunder which have vested as of the Optionee's death may be exercised within one (1) year after the date of Optionee's death or prior to the date on which the vested option expires by its terms, whichever is earlier, by the estate of the Optionee, or by any person or persons whom Optionee shall have designated in writing in documents filed with the Company or, if no such designation has been made, by the person or persons to whom Optionee's rights hereunder shall have passed by will or the laws of descent and distribution.

         (iv) Upon the sale of all or substantially all of the assets of the Company, the transfer of a controlling equity interest (as hereinafter defined) in the Company, all outstanding options shall automatically vest and shall be exercisable on the closing date of such transaction. Written notice of not less than twenty (20) days shall be given by the Company to the Optionee of the anticipated closing date of any such transaction. If such closing date changes, the Company shall provide written notice of the new closing date as soon as practicable to the Optionee. Any options not so exercised by the Optionee shall be null and void if not exercised on such closing date. As used herein, the term "controlling equity interest" shall mean the ability of any person, entity or group to direct the management and policies of the Company.

         (v) Each option granted hereunder shall be deemed exercised when Optionee shall indicate his decision to do so in writing to the Company in accordance with Section 3(b) hereof, and shall at the same time tender to the Company payment in full in cash for the shares as to which the option is exercised. The options granted hereunder may be exercised as to any lesser number of shares than the full amount for which the options could be exercised. Such a partial exercise of an option shall not affect the right to exercise the option as to the remaining shares subject to the option. The right to exercise this option shall be cumulative so that when the right to exercise an option has vested, the shares eligible for purchase hereunder may be purchased at any time thereafter until the expiration of the option pursuant to this Section 3(a).

         (b) Method of Exercise. This option shall be exercisable by a written notice which shall:

         (i) state the election to exercise the option, the number of shares in respect of which it is being exercised, the person in whose name the stock certificate(s) for such shares of Common Stock is to be registered, his or her address and Social Security Number (or if more than one, the names, addresses and Social Security numbers of such persons);

         (ii) be signed by the person or persons entitled to exercise the option and, if the option is being exercised by any person(s) other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person(s) to exercise the Option; and

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         (iii) be delivered in person or by certified mail to the Compensation
Committee of the Company's Board of Directors (the "Committee").

         (c) Payment. Payment of the purchase price (the "Purchase Price") of any shares with respect to which the option is being exercised shall be: (i) in cash; (ii) by certified or bank check payable to the order of the Company; (iii) by the delivery of unexercised options or shares of Common Stock having a fair market value equal to the Purchase Price, or (iv) by any combination of the foregoing having a fair market value equal to the Purchase Price. The Company shall withhold from the shares of Common Stock to be issued upon the exercise of this Option that number of shares of Common Stock having a fair market value equal to the tax withholding amount due.

         (d) Restrictions on Exercise. Notwithstanding anything contained herein to the contrary, this option may not be exercised if the issuance of the shares of Common Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other applicable laws or regulations. As a condition to the exercise of this option, the Committee may require the person exercising this option to make such representations and agree to such covenants as may be required by any applicable law or regulation.

         4. Beneficiary Designation. Optionee may designate to the Committee, on a form provided by the Company for that purpose, a beneficiary or beneficiaries who shall be entitled to the benefits hereunder. Such designation may be canceled or changed by Optionee, but no cancellation or change will be recognized by the Committee unless effected in writing on a form provided by the Committee for that purpose and filed with the Company.

         5. Optionee's or Successor's Rights as Stockholders. Neither the Optionee nor his successor(s) in interest shall have any rights as a stockholder of the Company with respect to any shares subject to the options granted to the Optionee hereunder until the Optionee or his successor in interest becomes a holder of record of such shares and receives a certificate or certificates representing such shares from the Company or its duly authorized agent, which certificate or certificates shall be mailed to the Optionee or his successor in interest (at the last known address of the Optionee or his successor in interest) not later than ten (10) business days after the exercise of the Option in accordance with the terms contained herein.

         6. Regulatory Approval and Compliance. The Company shall not be required to issue any certificate or certificates for shares of its Common Stock upon the exercise of an option granted hereunder, or record as a holder of record of such shares the name of the individual exercising any options granted hereby, without obtaining, to the reasonable satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying, to the Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

         7. Non-transferabilitv of Option. Except as set forth herein, this option may not be transferred in any manner otherwise than by will or the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by him. The terms of this option shall be binding upon the beneficiaries of Optionee.

         8. Adjustment of Exercise Price in the Event of Stock Dividends. Stock Splits and Reverse Stock Splits. If the Company issues Common Stock or convertible secunties by way of dividend or other general distribution to all of the record holders of any stock of the Company or effects a stock split or reverse stock split of the outstanding shares of Common Stock, the Exercise Price shall be proportionately adjusted in the case of such issuance (on the day following the date fixed for-determining stockholders entitled to receive such dividend or other such reverse stock split (on the date that such stock split or reverse stock split shall become effective), by mulffplying the Exercise Price in effect immediately prior to the stock dividend, stock split or reverse stock split by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such stock dividend, stock split or reverse stock split, and the denominator of which is the number of shares of Common Stock outstanding immediately after such stock dividend, stock split or reverse stock split.

         9. Adjustment of Number of Stock Issuable upon Exercise. Upon each adjustment of the Exercise Price pursuant to Section 8 hereof, the Optionee shall thereafter (until another such adjustment) be entitled to purchase, at the Exercise Price in effect on the date purchase rights under this option are exercised, the number of shares of Common Stock, calculated to the nearest whole number of Common Stock, determined by (a) multiplying the number of shares of Common Stock purchasable hereunder immediately prior to the adjustment of the Exercise Price by the Exercise Price in effect immediately prior to such adjustment, and (b) dividing the product so obtained by the Exercise Price in effect on the date of such exercise.

         10. Investment Intent. The options being received will be purchased solely for Optionee's own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others. No other person has a direct or indirect beneficial interest in the options or the shares of Common Stock underlying the options (the "Underlying Shares"). Optionee has not subdivided the beneficial ownership of the options or the Underlying Shares with any other person.

         11. Transfer to Complv with the Securities Act of 1933.

         (a) The Underlying Shares may not be offered or sold except in compliance with the Securities Act of 1933 (the "Act"), or any similar federal or state statute then in effect, and then only if such person to whom such offer or sale is made agrees with the Company to comply with the provisions of this
Section 10 with respect to the restrictions for the resale or other disposition of such securities contained herein.

         (b) Prior to the disposition of any Underlying Shares under circumstances that might require registration of the Underlying Shares under the Act, or any similar federal or state statute then in effect, Optionee shall give written notice to the Company, expressing his intention as to the disposition to be made of such Underlying Shares. Promptly upon receiving such notice, the Company shall present copies thereof to its counsel. If, in the opinion of such counsel, the proposed disposition does not require registration under the Act, or any similar federal or. state statute then in effect with respect to the Underlying Shares, the Company shall, as promptly as practicable, notify Optionee of such opinion, whereupon Optionee shall be entitled to dispose of such Underlying Shares, all in accordance with the terms of the notice delivered by Optionee to the Company.

         (c) The Company may cause a legend in substantially the form that follows to be set forth on the certificate representing the Underlying Shares, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

         The securities represented by this certificate can only be transferred in compliance with the Securities Act of 1933 and all applicable state securities laws. This stock option and the shares may not be sold, transferred, or assigned in the absence of an effective registration statement unless, in the opinion of counsel to the Company, such registration is not then required.

         12. Governing Law. This Stock Option and Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

DATE OF GRANT: __________________

                                                  GALACTICOMM TECHNOLOGIES, INC.

                                                  By: _________________________
                                                  Name:________________________
                                                  Title:_______________________

ATTEST:

______________________________

                                     _______
                                      Date


Galacticomm Technologies, Inc.
4101 S.W. 47 Avenue
Suite i01
Ft. Lauderdale, Florida 33314

Attention: Compensation Committee

Re: Exercise of Nonqualified Stock Option

Dear Sir:

         Please be advised that pursuant to the Stock Option and Agreement ("Agreement"), dated as of ___________ , 19_ between Galacticomm Technologies, Inc. (the "Company") and the undersigned ("Optionee"), Optionee hereby exercises the stock option ("Option") in the amount of _________ shares of common stock of the Company and herewith tenders the following _________________________ , having an aggregate value of ________________ ($____), in payment for such shares of common stock. Capitalized terms not otherwise defined herein are defined as set forth in the Agreement.

         Optionee requests stock certificates for such shares issued in the name of __________________________ whose address is________________________________
and whose social security number is __________________.


         Optionee hereby acknowledges, warrants and represents the following:

         (1) Optionee's acknowledgements, representations, warranties and agreements contained in the Agreement are true, complete and accurate as of the date of this letter.

         (2) The Option is presently exercisable and as such, has vested and has not expired.

         (3) Optionee is presently and has been in full compliance with all the terms, conditions and provisions of the Agreement.

                                                Sincerely,



                                                 _______________________________
                                                 Optionee